UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 24, 2011 the Company entered into a purchase agreement with Wapiti Oil & Gas, L.L.C. for the purchase of certain oil and gas interests of approximately 8,060 net acres located in Laramie County, Wyoming. The closing is expected to occur on March 4, 2011.  The purchase price will be $6,469,552 cash and 2,312,942 shares of our common stock.  The purchase agreement is filed as an exhibit hereto.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Purchase Agreement with Wapiti Oil & Gas, L.L.C.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: March 2, 2011	By:	/s/ Roger A. Parker
Roger A. Parker
Chief Executive Officer